AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 2023

Registration Statement No. 333‑__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________

BUILD-A-BEAR WORKSHOP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	43-1883836
(State or other jurisdiction of incorporation or organization)	I.R.S. Employer Identification No.

415 South 18th St.
St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

BUILD-A-BEAR WORKSHOP, INC.

AMENDED AND RESTATED 2020 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Eric R. Fencl

Chief Administrative Officer, General Counsel and Secretary

Build-A-Bear Workshop, Inc.

415 South 18th St.

St. Louis, Missouri 63103

(Name and address of agent for service)

(314) 423-8000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☑
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Build-A-Bear Workshop, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register (i) an additional 800,000 shares of common stock, $0.01 par value per share (the “Common Stock”), issuable to eligible persons under the Build-A-Bear Workshop, Inc. Amended and Restated 2020 Omnibus Incentive Plan (the “Restated 2020 Plan”) approved by the Registrant’s stockholders on June 8, 2023 and (ii) up to an additional 577,211 shares of Common Stock estimated to be available for future issuance under the Restated 2020 Plan by reason of the recycling provisions of the Restated 2020 Plan.

The Registrant previously filed with the Commission a Registration Statement on Form S-8 on September 10, 2020 (File No. 333-248716) (the “Prior Registration Statement”) pursuant to which it registered shares of Common Stock issuable under the Build-A-Bear Workshop, Inc. 2020 Omnibus Incentive Plan, as originally adopted by the stockholders on June 11, 2020. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, including all attachments and exhibits thereto, except to the extent supplemented, amended, or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement and made a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023, filed with the Commission on April 13, 2023;

(b)

The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 29, 2023, filed with the Commission on June 8, 2023; and the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 29, 2023, filed with the Commission on September 7, 2023;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on March 8, 2023; April 14, 2023; and June 9, 2023; and

(d)

The description of the Registrant’s securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) included as Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023, filed with the Commission on April 13, 2023, and including any further amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K or otherwise, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit	Description
3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on November 8, 2004).
3.2	Amended and Restated Bylaws, as amended through January 4, 2018 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on January 8, 2018).
4.1	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to our Registration Statement on Form S-1, filed on October 1, 2004, Registration No. 333-118142).
5.1*	Opinion of Armstrong Teasdale LLP.
23.1*	Consent of Armstrong Teasdale LLP (incorporated in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP.
24.1*	Power of Attorney (see Signature Page).
99.1	Build-A-Bear Workshop, Inc. Amended and Restated 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed on June 9, 2023).
107*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on September 7, 2023.

Build-A-Bear Workshop, Inc.

By:	/s/ Sharon John
Sharon John
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Voin Todorovic
Voin Todorovic
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Sharon John and Voin Todorovic, or either of them singly, his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and re-substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby granting unto said attorneys-in-fact and agents, and either of them singly, full power and authority to do and perform each and every act and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them singly, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig Leavitt	Non-Executive Chairman	September 7, 2023
Craig Leavitt

/s/ George Carrara	Director	September 7, 2023
George Carrara

/s/ Robert L. Dixon, Jr.	Director	September 7, 2023
Robert L. Dixon, Jr.

/s/ Narayan Iyengar	Director	September 7, 2023
Narayan Iyengar

/s/ Lesli Rotenberg	Director	September 7, 2023
Lesli Rotenberg

/s/ Sharon John	Director	September 7, 2023
Sharon John